UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2011

KRANEM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-53563	02-0585306
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1080 O’Brien Drive
Menlo Park, CA 94025
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 319-6743

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

This Amendment No. 1 to the Current Report on Form 8-K (the “Form 8-K/A”) of Kranem Corporation (the “Company”) is filed in response to comments by the Staff of the Securities and Exchange Commission in connection with their review of the Company’s Current Report on Form 8-K, originally filed with the SEC on October 11, 2011 (the “Original Filing”).

For purposes of this Form 8-K/A, and in accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended, Item 4.02 of the Original Filing that was affected by the changes has been amended and restated in its entirety. Unless otherwise indicated, this report speaks only as of the date of the Original Filing and this Form 8-K/A does not reflect events occurring after the date of the Original Filing or modify or update those disclosures, including the exhibits to Original Filing affected by subsequent events. No attempt has been made in this Form 8-K/A to update other disclosures presented in the Original Filing.

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On October 4, 2011, after consultation with its independent auditor, De Joya Griffith & Co. LLC (“De Joya”), and other financial and legal advisors, the Board of Directors of Kranem Corporation (the “Company”) adopted resolutions to reclassify its transaction with Xalted Networks, Inc. , completed on May 13, 2011 (the “Transaction”), which was reported in the Company’s Current Report on Form 8-K dated on May 16, 2011, as a reverse recapitalization. Reverse recapitalization is commonly referred to as a reverse acquisition, which in substance is a capital transaction, rather than an acquisition transaction, under the business combination rules of accounting. The accounting for a reverse recapitalization is equivalent to the issuance of stock by a private company for the net monetary assets of a non-operating public company accompanied by a recapitalization which in substance is similar to a reverse merger, except no goodwill is recorded. Accordingly, the historical financial statements would be that of the private company. As a result of the reverse acquisition, the private company, Xalted Networks Inc., is now treated as the continuing reporting entity. An acquisition transaction under the business combination rules of accounting would be accounted for as a purchase of an ongoing business whereby all assets and liabilities of the acquired business would be fair valued and operational activities would be recorded in the acquirer’s financial statements on a prospective basis.

On October 14, 2011, the Company also filed an Amendment No.2 to its Quarterly Report on Form 10-Q for the reporting period ended June 30, 2011 to restate its unaudited financial statement for the three month period ended June 30, 2011 which was reviewed by De Joya. The unaudited financial statements, previously filed on August 22, 2011, should not be relied upon.

The re-characterization of the Transaction has changed the presentation of stockholders’ equity in the Company’s financials statements but did not have a net effect change of the Company’s capital; and has changed the Company’s earnings per share since the income and expenses will now reflect activities for the full three and six months ended June 30, 2011 and 2010. The Company anticipates that the restatement in respect of the re-characterization and the accounting treatment for the Transaction will not have a material effect on the Company’s liquidity, cash resources, or future business operations to the extent that overall from an accounting perspective, the net change to Stockholders’ Equity was minimal.

The Company anticipates to continue to retain De Joya as its independent auditor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to the Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2011

KRANEM CORPORATION

By:	/s/ Edward Miller
Name:	Edward Miller
Title:	Chief Financial Officer